Exhibit 2.1








                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                                ALCOA INC.,

                             AI MERGER SUB INC.

                                    and

                         IVEX PACKAGING CORPORATION





                               March 18, 2002



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                                          TABLE OF CONTENTS

                                                                                                 PAGE

RECITALS............................................................................................1

ARTICLE I
THE MERGER; EFFECTIVE TIME; CLOSING; THE SPIN-OFF...................................................2

1.1      The Merger.................................................................................2
1.2      Closing....................................................................................2
1.3      Effective Time.............................................................................2
1.4      Effects of the Merger......................................................................3
1.5      The Spin-Off...............................................................................3

ARTICLE II
SURVIVING CORPORATION...............................................................................3

2.1      Certificate of Incorporation...............................................................3
2.2      By-Laws....................................................................................3
2.3      Directors..................................................................................3
2.4      Officers...................................................................................3

ARTICLE III
MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
SHARES IN THE MERGER................................................................................4

3.1      Share Consideration for the Merger; Conversion or Cancellation of
         Shares in the Merger.......................................................................4
3.2      Stockholders Meeting.......................................................................5
3.3      Payment for Shares in the Merger...........................................................5
3.4      Dissenting Shares..........................................................................7
3.5      No Further Rights or Transfers; Cancellation of Treasury Shares............................8
3.6      Stock Options..............................................................................8
3.7      Certain Company Actions....................................................................9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................9

4.1      Corporate Organization and Qualification...................................................9
4.2      Capitalization............................................................................10
4.3      Authority Relative to This Agreement......................................................12
4.4      Consents and Approvals; No Violation......................................................12
4.5      SEC Reports; Financial Statements.........................................................14
4.6      Absence of Certain Changes or Events......................................................15
4.7      Litigation................................................................................17
4.8      Proxy Statement...........................................................................17
4.9      Taxes.....................................................................................17
4.10     Employee Benefit Plans; Labor Matters.....................................................20
4.11     Environmental Laws and Regulations........................................................21
4.12     Intangible Property.......................................................................23
4.13     Compliance with Laws and Orders...........................................................23
4.14     Rights Agreement..........................................................................24
4.15     Certain Agreements........................................................................24
4.16     Brokers and Finders.......................................................................25
4.17     Opinion of Financial Advisor..............................................................25

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT
AND NEWCO..........................................................................................26
5.1      Corporate Organization and Qualification..................................................26
5.2      Authority Relative to This Agreement......................................................26
5.3      Consents and Approvals; No Violation......................................................27
5.4      Proxy Statement...........................................................................28
5.5      Interim Operations of Newco...............................................................28
5.6      Brokers and Finders.......................................................................28
5.7      Share Ownership...........................................................................28

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS................................................................29
6.1      Conduct of Business of the Company........................................................29
6.2      No Solicitation of Transactions...........................................................32
6.3      Reasonable Best Efforts...................................................................34
6.4      Access to Information.....................................................................35
6.5      Publicity.................................................................................36
6.6      Indemnification of Directors and Officers.................................................36
6.7      Employees.................................................................................38
6.8      Spin-Off..................................................................................39
6.9      Tax Covenants.............................................................................40

ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................40

7.1      Conditions to Each Party's Obligations to Effect the Merger...............................40
7.2      Conditions to the Company's Obligations to Effect the Merger..............................41
7.3      Conditions to Parent's and Newco's Obligations to Effect the Merger.......................41

ARTICLE VIII
TERMINATION; AMENDMENT; WAIVER.....................................................................42

8.1      Termination by Mutual Consent.............................................................42
8.2      Termination by Either Parent or the Company...............................................42
8.3      Termination by Parent.....................................................................43
8.4      Termination by the Company................................................................43
8.5      Effect of Termination.....................................................................44
8.6      Extension; Waiver.........................................................................45

ARTICLE IX
MISCELLANEOUS AND GENERAL..........................................................................45

9.1      Payment of Expenses.......................................................................45
9.2      Survival of Representations and Warranties; Survival of Confidentiality...................45
9.3      Modification or Amendment.................................................................45
9.4      Waiver of Conditions......................................................................46
9.5      Counterparts..............................................................................46
9.6      Governing Law.............................................................................46
9.7      Notices...................................................................................46
9.8      Entire Agreement; Assignment..............................................................47
9.9      Parties in Interest.......................................................................48
9.10     Certain Definitions.......................................................................48
9.11     Obligation of Parent......................................................................49
9.12     Invalid Provisions........................................................................49
9.13     Captions..................................................................................50
9.14     Enforcement...............................................................................50

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                        AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 18, 2002, by and among Alcoa Inc., a Pennsylvania corporation ("Parent"), AI Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Newco"), and Ivex Packaging Corporation, a Delaware corporation (the "Company").


                                  RECITALS

         WHEREAS, the Boards of Directors of Parent, Newco and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Newco would merge with and into the Company and the Company would become a wholly-owned Subsidiary of Parent (the "Merger");

         WHEREAS, the Company and its wholly-owned subsidiary, Packaging Dynamics Corporation ("Packaging Dynamics"), are simultaneously herewith entering into a Distribution Agreement (the "Distribution Agreement") pursuant to which immediately prior to the Effective Time all of the outstanding shares of common stock of Packaging Dynamics then owned by the Company will be distributed to the Company's stockholders (the "Distribution"), and to effect the various transactions contemplated thereby, provided that all conditions precedent to the Distribution set forth in the Distribution Agreement have been satisfied (all such transactions being herein referred to collectively as the "Spin-Off");

         WHEREAS, for United States federal income tax purposes it is intended that the Distribution and the Merger be treated with respect to the Company stockholders as an integrated transaction and that the Distribution will be treated as a redemption of outstanding Shares in connection with the complete termination of the Company stockholders' interest in the Company;

         WHEREAS, the Merger will occur only after and conditioned upon the Spin-Off; and

         WHEREAS, Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Spin-Off.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Newco and the Company hereby agree as follows:

                                 ARTICLE I

             THE MERGER; EFFECTIVE TIME; CLOSING; THE SPIN-OFF

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Company and Newco shall consummate the Merger in which (a) Newco shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."

         1.2 Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois, at 10:00 a.m. on the second business day following the date on which the last of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or (b) at such other place, time and date as Parent and the Company may agree (the "Closing Date").

         1.3 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary of State") for filing, as provided in
Section 251 of the DGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State or at such other time as is agreed by the parties and specified in the Certificate of Merger (the date and time the Merger becomes effective being referred to herein as the "Effective Time").

         1.4 Effects of the Merger. The effects of the Merger shall be as provided in the applicable provisions of the DGCL.

         1.5 The Spin-Off. Provided that all conditions precedent to the Spin-Off set forth in the Distribution Agreement have been satisfied, prior to the Effective Time, the Company will cause each person that is intended to be a party to the agreements set forth in Section 3.02(d) of the Distribution Agreement (the "Distribution Ancillary Agreements" and together with the Distribution Agreement and any other agreements or documents to be entered into to effect the transactions contemplated by the Distribution Agreement or by the Distribution Ancillary Agreements (but excluding the Agreement and the Confidentiality Agreement), the "Spin-Off Agreements") to enter into the Distribution Ancillary Agreements and, provided that all conditions precedent to the Spin-Off set forth in the Distribution Agreement have been satisfied, on the terms and subject to the conditions of the Distribution Agreement, immediately prior to the Effective Time, the Company shall effect the Distribution and the Company shall effect, and shall cause Packaging Dynamics to effect, all other transactions related to the Spin-Off.

                                 ARTICLE II

                           SURVIVING CORPORATION

         2.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be as set forth in Exhibit A, until thereafter amended in accordance with its terms and the DGCL.

         2.2 By-Laws. The By-Laws of Newco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL.

         2.3 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         2.4 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

                                ARTICLE III

            MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
                            SHARES IN THE MERGER

         3.1 Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of common stock, par value $0.01 per share, of the Company (together with the associated Rights (as defined below), the "Shares") or capital stock of Newco:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below) and Shares owned by Parent, Newco, any of Parent's direct or indirect wholly-owned Subsidiaries or any of the Company's direct or indirect wholly-owned Subsidiaries or held in the treasury of the Company) shall, by virtue of the Merger and without any action on the part of Newco, the Company or the holder thereof, be canceled and extinguished and converted into the right to receive, pursuant to Section 3.3, $21.50 per Share in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, less any required withholding of taxes, upon the surrender of the certificate formerly representing such Share.

                  (b) At the Effective Time, each Share issued and outstanding and owned by Parent or Newco or Shares held in the treasury of the Company immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist. Each Share issued and outstanding and owned by any Subsidiary of the Company or of Parent (other than Newco) shall remain outstanding without change.

                  (c) At the Effective Time, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         3.2 Stockholders Meeting. The Company, acting through its Board of Directors, shall:

                  (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholders Meeting"), to be held as soon as practicable after the date hereof, for the purpose of obtaining the Company Stockholder Approval (as defined below in Section 4.4(b));

                  (b) recommend to its stockholders, and include in the Proxy Statement (as defined below in Section 4.8) such recommendation of the Board of Directors, that the stockholders of the Company vote in favor of the approval and adoption of this Agreement; notwithstanding anything to the contrary in this Agreement, the Board of Directors of the Company may withdraw, modify or amend its recommendation if in the good faith opinion of the Board of Directors, after consultation with outside counsel and the Company's independent financial advisors, such recommendation would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; any such withdrawal, modification or amendment shall not constitute a breach of this Agreement; and any such withdrawal, modification or amendment shall not relieve the Company of any other obligations under this Agreement, including Sections 3.2(a) and 3.2(c); and

                  (c) use all reasonable best efforts to promptly prepare and file with the Securities and Exchange Commission (the "SEC") the Proxy Statement and (A) obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Newco, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the date hereof and (B) obtain the Company Stockholder Approval; provided, however, that any withdrawal, modification or amendment of the recommendation of the Board of Directors that is permitted under Section 3.2(b) shall not constitute a breach of this Section 3.2(c).

         3.3 Payment for Shares in the Merger. The manner of making payment for Shares in the Merger shall be as follows:

                  (a) From time to time on or after the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company selected by Parent and reasonably acceptable to the Company (the "Paying Agent") for the benefit of the holders of Shares, funds in the amounts and at the times necessary to make the payments contemplated by Section 3.1 (the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Payment Fund.

                  (b) The Paying Agent shall invest the Payment Fund as directed by Parent or Newco. All earnings thereon shall inure to the benefit of Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 3.1 and this Section 3.3, Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (c) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record (other than holders of certificates representing Dissenting Shares and for Shares referred to in Section 3.1(b)) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the Merger Consideration, without any interest thereon, less any required withholding of taxes, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Merger Consideration with respect to each of the Shares represented thereby. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
Section 3.3(c), each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares referred to in
Section 3.1(b)) shall represent for all purposes only the right to receive, for each Share represented thereby, the Merger Consideration, without interest, less any required withholding of taxes.

                  (d) Any portion of the Payment Fund made available to the Paying Agent which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for the Merger Consideration for the Shares.

                  (e) Neither the Paying Agent nor any party to this Agreement shall be liable to any stockholder of the Company or holder of any Option (as defined below) for any Shares, any Options, the Merger Consideration or cash delivered to a public official pursuant to and in accordance with any abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any governmental entity, any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation.

                  (f) Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any stockholder of the Company or Option holder such amounts as Parent, the Surviving Corporation or the Paying Agent in good faith reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 4.9(h)), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder or Option holder in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

         3.4 Dissenting Shares.

                  (a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and who shall have delivered a written demand for appraisal of such Shares in the time and manner provided in
Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, without any interest thereon, less any required withholding taxes.

                  (b) The Company shall give Parent (i) prompt notice and copies of any demands for appraisal pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served or sent pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands or agree to do any of the foregoing.

                  (c) The exercise of appraisal rights under the DGCL whether or not perfected shall not affect any holder's right to receive a pro-rata share of the Spin-Off.

         3.5 No Further Rights or Transfers; Cancellation of Treasury Shares. Except for the surrender of the Certificate(s) in exchange for the right to receive the Merger Consideration with respect to each Share or the perfection of dissenters' rights with respect to the Dissenting Shares, at and after the Effective Time, the holder of Shares shall cease to have any rights as a stockholder of the Company, and no transfer of Shares shall thereafter be made on the stock transfer books of the Surviving Corporation. Each Share held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist without any conversion thereof.

         3.6 Stock Options. After the Effective Time, each option to acquire any Shares ("Option"), including any Option which has been granted under the Company's Amended and Restated 1997 Long Term Stock Incentive Plan, 1999 Stock Option Plan for Non-Employee Directors, IPC Option Plan or any predecessor plans thereto (together, the "Option Plans"), that is outstanding at the Effective Time, whether or not then exercisable, shall be (or, if not previously vested and exercisable, shall become) vested and exercisable and such Options immediately thereafter shall be canceled by the Company, and each holder of a canceled Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for the cancellation of such Option an amount in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the per share exercise price of each such Option, times
(b) the number of Shares covered by such Option. Prior to the Effective Time, the Company shall use reasonable best efforts to obtain all necessary consents, if any, from, and provide any required notices to, holders of Options.

         3.7 Certain Company Actions. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

         3.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration.

                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Newco that:

         4.1 Corporate Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except
(i) in the case of the Company, where failure to so qualify or be in good standing as a foreign corporation, individually or in the aggregate, would not have a Company Material Adverse Effect (as hereinafter defined in Section 9.10) and (ii) in the case of any Subsidiary, where failure to so qualify or be in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted except where failure to have such power and authority, individually or in the aggregate, as would not have a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended through the date of this Agreement, which remain in full force and effect, and neither the Company nor any of its Subsidiaries is in material violation of any of the provisions of their respective certificates or incorporation or by-laws or comparable organizational documents.

         4.2 Capitalization. The authorized capital stock of the Company consists of 40,000,000 Shares of which, as of March 13, 2002, 20,624,426 Shares were issued and outstanding and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which, as of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company have been, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued and fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's Amended and Restated Certificate of Incorporation, Amended and Restated By-laws or any contract to which the Company is a party or otherwise bound. As of March 15, 2002, 2,445,667 Shares were subject to outstanding Options, 300,000 Shares were reserved for issuance under the Company's 1999 Employee Stock Purchase Plan ("ESPP") (128,550 Shares have been purchased pursuant to the ESPP) and 200,000 shares of Company Preferred Stock designated Series A Junior Participating Preferred Stock were reserved for issuance pursuant to the Rights Agreement dated as of February 10, 1999, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). The Company has delivered or made available to Parent a complete and correct list, as of the close of business on March 15, 2002, of all outstanding Options, the number of Shares subject to each such Option, the exercise prices and the names of the holders of each Option. As of the close of business on March 15, 2002, there were outstanding Options to purchase 2,445,667 Shares with the weighted average exercise price of such Options equal to $16.10. There are no outstanding stock appreciation rights or other rights (other than rights that may have arisen under the ESPP) that are linked in any way to the price of the Shares or the value of the Company or any part thereof that were not granted in tandem with a related Option. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and no securities or other instruments or obligations of the Company or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the capital stock of or other equity or voting interests in its wholly-owned Subsidiaries or as set forth on Schedule 4.2, the Company does not own, directly or indirectly, any capital stock of or other equity or voting interests in any corporation, partnership, joint venture, association or other entity. Except as set forth on Schedule 4.2, all outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all pledges, security interests, liens, charges, encumbrances, claims and options of any nature (other than liens, charges and encumbrances for current taxes not yet due and liens, charges and encumbrances being contested through appropriate proceedings and for which adequate reserves have been established on the books of the Company or one of its Subsidiaries in accordance with U.S. generally accepted accounting principles ("GAAP")) ("Liens") and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above and on Schedule 4.2 and except for the rights under the Rights Agreement to purchase common share purchase rights ("Rights"), there are not as of the date hereof (A) any shares of capital stock or other voting securities of the Company issued or outstanding or (B) any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based units, contracts, subscriptions, arrangements, undertakings or any other agreements of any character which the Company or any of its Subsidiaries is a party to, or may be bound by, (i) requiring any of them to issue, transfer, sell, purchase, redeem or acquire or cause to be issued, transferred, sold, purchased, redeemed or acquired, any shares of capital stock of, or other voting or equity interests in, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of, or other voting or equity interests in, the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any of its Subsidiaries or any other entity, (ii) requiring any of them to issue, grant, extend or enter into any such option, warrant, call, right, commitment, security, contract, subscription, arrangement, undertaking or other agreement or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent a complete and correct copy of the Rights Agreement, as amended to the date of this Agreement.

         4.3 Authority Relative to This Agreement. (a) The Company and its Subsidiaries who are parties have the requisite corporate power and authority to execute and deliver this Agreement and the Spin-Off Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Spin-Off Agreements and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Spin-Off Agreements or to consummate the transactions contemplated hereby or thereby (other than, with respect to the Merger, the Company Stockholder Approval). Each of this Agreement and the Spin-Off Agreements has been duly and validly executed and delivered by each of the Company and its Subsidiaries who are parties thereto and, assuming this Agreement constitutes the valid and binding agreement of Parent and Newco, constitutes the valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (b) The Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger, the Spin-Off Agreements, the Spin-Off and the other transactions contemplated by this Agreement and the Spin-Off Agreements, (ii) determining that the terms of the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the stockholders of the Company, (iii) recommending that the Company's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable. Such resolutions are sufficient to render inapplicable to Parent and Newco and this Agreement, the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement.

         4.4 Consents and Approvals; No Violation. (a) Neither the execution and delivery of this Agreement or the Spin-Off Agreements nor the consummation by the Company or its Subsidiaries of the transactions contemplated hereby or thereby will:

                  (i) conflict with or result in any breach of any provision of the respective articles or certificates of incorporation or by-laws or comparable charter or organizational documents of the Company or any of its Subsidiaries;

                  (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign court or governmental or regulatory authority, except (A) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the Securities Act and the Exchange Act, (C) the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), (E) required filings with and notifications to the New York Stock Exchange and the Chicago Stock Exchange, (F) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (G) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (H) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, individually or in the aggregate, would not have a Company Material Adverse Effect, (I) such filings, consents, approvals, orders, registrations and declarations as may be required under the merger notification or foreign investment laws of any foreign country in which Parent or the Company or any of its Subsidiaries conducts any business or owns any assets; (J) such filings, consents, approvals, orders, registrations, declarations and filings as may be required in connection with the Spin-Off and set forth in Schedule 4.4(a)(ii); or (K) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Parent and/or Newco; (iii) except as set forth in
         Schedule 4.4(a)(iii), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien or loss of a material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, license, permit, lease, indenture, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound, except in any such case where requisite waivers or consents have been obtained or which individually or in the aggregate would not have a Company Material Adverse Effect; or

                  (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section
         4.4 are duly and timely obtained or made and, with respect to the Merger, the Company Stockholder Approval has been obtained, violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective properties or assets, except for violations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (b) Assuming the accuracy of the representation and warranty contained in Section 5.7, the affirmative vote of the holders of record of at least a majority of the outstanding Shares in favor of the approval and adoption of this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Spin-Off Agreements, the Merger, the Spin-Off and the other transactions contemplated hereby or thereby.

         4.5 SEC Reports; Financial Statements.

                  (a) The Company has filed all forms, reports, schedules and other documents required to be filed by it with the SEC since January 1, 2000, pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which, as of their respective dates, complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, as the case may be (collectively, the "Company SEC Reports"). True and correct copies of the Company SEC Reports filed prior to the date of this Agreement (which, for the avoidance of doubt, includes the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2001, filed with the SEC on March 18, 2002)(the "Filed Company SEC Reports") have been previously furnished or made available to Parent. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  (c) Except as disclosed in the Filed Company SEC Reports (including, for the avoidance of doubt, the Company's financial statements included therein), and except as disclosed on the schedules to this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than those which, individually or in the aggregate, would not have a Company Material Adverse Effect; provided, that for purposes of this clause (c), in determining the materiality of any undisclosed liability or obligation, the benefits to the Company or any of its Subsidiaries, as reasonably determined by the Company, related to such liability or obligation shall be taken into account.

                  (d) None of the Subsidiaries of the Company is, or has at any time since January 1, 2000 been, subject to the reporting requirements of Section 13(a) and 15(d) of the Exchange Act.

         4.6 Absence of Certain Changes or Events. Except as disclosed in the Filed Company SEC Reports, or as set forth in the schedules to this Agreement or as permitted by this Agreement, since December 31, 2001, neither the Company nor any of its Subsidiaries has suffered any Company Material Adverse Effect and each of the Company and its Subsidiaries has conducted its business only in the ordinary course, and during such period there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company, or any repurchase for value by the Company of any of the capital stock of the Company;

                  (ii) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

                  (iii) (A) any granting by the Company or any Subsidiary of the Company to any director or officer of the Company or any Subsidiary of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 2001, (B) any granting by the Company or any Subsidiary of the Company to any such director or officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2001, (C) any entry by the Company or any Subsidiary of the Company into any employment, severance or termination agreement with any such director or officer or (D) any grant of any Option or right to acquire any capital stock of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice;

                  (iv) any change in accounting methods, principles or practices by the Company or any Subsidiary of the Company materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

                  (v) any material elections with respect to taxes by the Company or any Subsidiary of the Company (except as required by law or as consistent with prior period tax returns) or settlement or compromise by the Company or any Subsidiary of the Company of any material tax liability or refund.

         4.7 Litigation. Other than any action, claim, suit, proceeding or investigation that is based on or relating to this Agreement, the Spin-Off Agreements or the transactions contemplated hereby or thereby, the Filed Company SEC Reports accurately disclose in all material respects all actions, claims, suits, proceedings and governmental investigations pending or, to the knowledge of the Company, threatened, which (i) are required to be disclosed therein by the Exchange Act or (ii) individually or in the aggregate would have a Company Material Adverse Effect. No judgment, decree, injunction, rule or order of any governmental entity or arbitrator is outstanding against the Company or any of its Subsidiaries that individually or in the aggregate would have a Company Material Adverse Effect.

         4.8 Proxy Statement. Any proxy, information statement or similar materials distributed to the Company's stockholders in connection with the Merger, including any amendments or supplements thereto (the "Proxy Statement") will comply in all material respects with applicable federal securities laws, and the rules and regulations thereunder, and the Proxy Statement will not, at the time that it or any amendment or supplement thereto is mailed to the Company's Stockholders, or at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Newco or Parent for inclusion in the Proxy Statement.

         4.9 Taxes.

                  (a) Tax Returns. For all years for which the applicable statutory period of limitation has not expired (taking into account any applicable extensions), the Company, its Subsidiaries and each Company Consolidated Group have timely and properly filed, and will through the date of the Closing timely and properly file, all material federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were or (in the case of returns not yet due but due on or before the date of the Closing, taking into account any valid extension of the time for filing) will be required to be filed and all such returns are or will be complete and accurate in all material aspects. The Company, its Subsidiaries and each Company Consolidated Group have paid or have caused to be paid all material taxes and withholding amounts due and owing, except where the failure to pay such taxes or withholding amounts, individually or in the aggregate, would not have a Company Material Adverse Effect, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all material taxes payable by the Company, its Subsidiaries and each Company Consolidated Group for all taxable periods and portions thereof accrued through the date of the financial statements.

                  (b) Audits. Except as set forth in Schedule 4.9, no material deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any taxes have been proposed, asserted or assessed against the Company, its Subsidiaries or any Company Consolidated Group. The federal income tax returns of the Company and its Subsidiaries have closed by virtue of the applicable statute of limitations for all taxable years through 1997. The federal income tax returns of the Company and its Subsidiaries have been examined by and settled with the U.S. Internal Revenue Service for all taxable years through 1993. All assessments for taxes due and owing by the Company, any of its Subsidiaries or any Company Consolidated Group with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor its Subsidiaries has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to taxes of the Company, any Subsidiary or any Company Consolidated Group with respect to a taxable period for which the statute of limitations remains open or (ii) consented to any extension of the statute of limitations with respect to any open federal, state or local tax returns in each case other than those whose amounts, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (c) Liens. Except as set forth in Schedule 4.9, there are no tax Liens upon any property or assets of the Company or its Subsidiaries except for Liens whose amounts, individually or in the aggregate, would not have Company Material Adverse Effect.

                  (d) Deferrals. The Company and its Subsidiaries will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Company SEC Reports) in a prior taxable period but was not recognized for tax purposes in any prior taxable purposes as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

                  (e) Spin-Offs. Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (f) Withholding Taxes. The Company and its Subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121, and 3402 of the Code and similar provisions under any federal, state, local or foreign tax laws) and have, within the time and manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld other than those amounts which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (g) Other Representations. The Company and its
Subsidiaries have not and will not make any elections under Section 341(f) of the Code.

                  (h) Tax Definitions. As used in this Agreement (A) "Code" means the Internal Revenue Code of 1986, as amended, (B) "taxes" shall include (x) federal, state, local and foreign income, property, sales, excise and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clauses
(x) or (y) and (C) "Company Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which the Company or any Subsidiary of the Company is or has ever been a member of any group of corporations with which the Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

                  (i) The Company has provided or made available to Parent complete and correct copies of all tax sharing agreements, tax indemnity obligations and similar agreements to which the Company or any of its Subsidiaries is a party.

                  (j) As of December 31, 2001, IPMC Inc.'s basis in its interest in Packaging Holdings LLC for U.S. federal income tax purposes was no less than the amount designated on Schedule 4.9(j).

         4.10 Employee Benefit Plans; Labor Matters. (a) Schedule 4.10(a) contains a true and complete list of each material deferred compensation, incentive compensation or equity compensation plan; each material employment, consulting, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to which the Company or an ERISA Affiliate is a party, for the benefit of any employee or former employee of the Company or any Subsidiary (the "Company Plans"). Each Company Plan that is a benefit plan within the meaning of Section 3(3) of ERISA is hereinafter referred to as a "Company ERISA Plan." With respect to each Company ERISA Plan, except as set forth in Schedule 4.10(a) or the Filed Company SEC Reports or except as, individually or in the aggregate, would not have a Company Material Adverse
Effect: (i) each Company ERISA Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the U.S. Internal Revenue Service that it is so qualified and, to the knowledge of the Company, nothing has occurred that is reasonably likely to affect the qualified status of such Company ERISA Plan; (ii) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (iii) neither the Company nor any of its Subsidiaries has incurred any direct or indirect liability under, arising out of or by operation of Title IV or
Section 302 of ERISA that has not been satisfied in full and, to the knowledge of the Company, no fact or event exists that is reasonably likely to give rise to any liability. Except as set forth in Schedule 4.10(a) or the Filed Company SEC Reports, the aggregate accumulated benefit obligations of each Company ERISA Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company ERISA Plan) do not exceed the fair market value of the assets of such Company ERISA Plan (as of the date of such valuation).

                  (b) The Company has delivered or made available to Parent true and complete copies of the Company Plans and any amendments thereto, and in the case of any Company ERISA Plan, any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter issued with respect to each Company ERISA Plan intended to qualify under Section 401 of the Code.

                  (c) Except as set forth in Schedule 4.10(c), any Company Plan that provides medical, surgical, hospitalization, death or similar benefits for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by law or (ii) benefits the full cost of which are borne by current or former employees (or their beneficiaries)) may be amended or terminated without liability that, individually or in the aggregate, would have a Company Material Adverse Effect.

                  (d) The Company has delivered or made available to Parent the Company's analysis of those plans, contracts, arrangements or understandings under which payments may be made that could constitute "excess parachute" payments within the meaning of Section 280G of the Code. The Company will deliver or make available to Parent such information as Parent reasonably requests for purposes of estimating the aggregate amount of such excess parachute payments.

                  (e) There are no pending, or to the knowledge of the Company, threatened claims, investigations or audits related to any Company Plan except as, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (f) Except as set forth in Schedule 4.10(f), neither the Company nor any of its Subsidiaries (i) is a party to any collective bargaining or other labor union contracts as of the date of this Agreement or (ii) in violation of any law, statute, rule or regulation applicable to labor relations, employment, working conditions or wages the effect of which, individually or in the aggregate, would have a Company Material Adverse Effect. Except as set forth in Schedule 4.10(f), there are no pending or, to the knowledge of the Company threatened, lawsuits, grievances or claims involving the Company or any Subsidiary related to labor or employment matters that, individually or in the aggregate, would have a Company Material Adverse Effect. As of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which would interfere with the respective business activities of the Company or its Subsidiaries, except where such dispute, strike or work stoppage, individually or in the aggregate, would not have a Company Material Adverse Effect.

         4.11 Environmental Laws and Regulations. (a) Except as set forth on Schedule 4.11, (i) each of the Company and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from any relevant governmental entities which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits"), (ii) each of such Environmental Permits is in full force and effect, and (iii) each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to obtain, be in full force and effect or be in compliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.11, there are no Environmental Claims pending, or to the knowledge of the Company threatened, against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any person whose liability for any such Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which, individually or in the aggregate, would have a Company Material Adverse Effect.

                  (c) Except as set forth in Schedule 4.11, to the knowledge of the Company, (i) there have not been any releases of any Hazardous Materials on sites currently owned, operated or leased by the Company or any of its Subsidiaries that would be reasonably likely to form the basis of an Environmental Claim against the Company or any of its Subsidiaries and (ii) no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed on the National Priorities List promulgated pursuant to the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), except for any such release or listing which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (d) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, except for such Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (e) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence or release or threatened release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Environmental Law" means any law, rule, regulation, decree, common law, judgment or order relating in any way to the protection of human health or safety as it relates to Hazardous Materials, pollution, protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface areas), or the preservation or reclamation of natural resources or to emissions, discharges, releases or threatened releases of any Hazardous Material. "Hazardous Materials" means
(A) any petroleum or petroleum products, flammable materials, radioactive materials, friable asbestos, urea formaldehyde, foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls; (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

         4.12 Intangible Property. The Company or a Subsidiary of the Company is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. Except as disclosed on Schedule 4.12,
(i) neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both would be in default) under any license or other grant to use such intangible property, (ii) to the Company's knowledge, such intangible property is not being infringed by any third party and (iii) there are no claims pending or, to the Company's knowledge, threatened, that the Company or any Subsidiary is in violation of any such intangible property rights of any third party, in each case other than any default, infringement or claim that, individually or in the aggregate, would not have a Company Material Adverse Effect.

         4.13 Compliance with Laws and Orders. Except with respect to the matters described in Sections 4.9, 4.10 and 4.11, each of the Company and its Subsidiaries possesses all requisite governmental franchises, licenses, permits, authorizations, approvals and consents ("Permits") to own its properties and to carry on its business as it is now being conducted and neither the Company nor any Subsidiary is in violation of or in default under such Permit or any law, statute, ordinance, rule or regulation of any federal, state, local or foreign governmental or regulatory authority ("Laws") or writ, judgment, decree, injunction or similar order of any federal, state, local or foreign governmental or regulatory authority, in each case, whether preliminary or final, (an "Order") applicable to the Company or any Subsidiary or any of their respective assets and properties, in each case other than where such failures to possess, violations, or defaults, individually or in the aggregate, would not have a Company Material Adverse Effect.

         4.14 Rights Agreement. Assuming the accuracy of Parent's and Newco's representations in Section 5.7 of this Agreement, neither the execution nor the delivery of this Agreement or the consummation of the transactions contemplated by this Agreement will result in a "Distribution Date" (as defined in the Rights Agreement). The Company and the Board of Directors of the Company have irrevocably taken all actions necessary to
(i) make the Rights inapplicable to Parent, Newco, this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Rights Agreement) by reason of this Agreement, the Merger or any other transaction contemplated by this Agreement and (B) the Rights shall expire immediately prior to the Effective Time.

         4.15 Certain Agreements. Except as set forth in Schedule 4.15 or in the Filed Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except for the agreements listed in Schedule 4.15 or except for any such, individually or in the aggregate, as would not have a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, license or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound. Other than as disclosed in the Filed Company SEC Reports or other than contracts, arrangements or understandings that are ordinary course commercial arrangements on arms-length terms, none of the Company nor any of its Subsidiaries are directly or indirectly a party to any material contract, arrangement or understanding with an affiliate of the Company.

         4.16 Brokers and Finders. Except for the fees and expenses payable to Merrill Lynch & Co. ("Merrill Lynch") and Deutsche Banc Alex. Brown Inc., which fees and expenses are reflected in their agreements with the Company and will be paid by the Company, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement or the Spin-Off Agreements which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Spin-Off Agreements or the transactions contemplated hereby or thereby. The Company has furnished or made available to Parent a true and complete copy of all agreements between the Company and Merrill Lynch and Deutsche Banc Alex. Brown Inc. relating to the transactions contemplated by this Agreement.

         4.17 Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, dated the date of this Agreement, to the effect that, as of such date, the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, a copy of which has been provided to Parent.

         4.18 Packaging Dynamics. Packaging Dynamics was formed solely for the purpose of holding the Company's interest in Packaging Holdings LLC and to consummate the Spin-Off as contemplated herein and in the Distribution Agreement. Packaging Dynamics has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by the Spin-Off and will own no other assets other than the Company's and the other investors' interests in Packaging Holdings LLC. There are no material assets owned by Packaging Dynamics or Packaging Holdings LLC or its Subsidiaries that are used in the business of the Company and its Subsidiaries. Other than the contracts, arrangements or understandings which are set forth in Schedule 4.18, which in each instance are ordinary course commercial arrangements on arms-length terms, neither Packaging Dynamics nor Packaging Holdings LLC nor its Subsidiaries is directly or indirectly a party to any contract, arrangement or understanding with the Company (other than the Spin-Off Agreements). Other than the termination or cancellation of the contracts and arrangements listed on Schedule 4.18, the termination of all contracts, arrangements and understandings between the Company and Packaging Dynamics and/or Packaging Holdings LLC or its Subsidiaries, to the extent contemplated by the Distribution Agreement, would not adversely affect the Company.

                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND NEWCO

         Each of Parent and Newco represent and warrant jointly and severally to the Company that:

         5.1 Corporate Organization and Qualification. Each of Parent and Newco is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing individually or in the aggregate, would not have a Parent Material Adverse Effect (as hereinafter defined in Section 9.10). Each of Parent and Newco has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted except where the failure to have such power and authority, individually or in the aggregate, would not have a Parent Material Adverse Effect. Parent and Newco have heretofore made available to the Company complete and correct copies of their respective Articles of Incorporation, Certificate of Incorporation and By-Laws.

         5.2 Authority Relative to This Agreement. Each of Parent and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Newco and by Parent as sole stockholder of Newco, and no other corporate proceedings on the part of Parent and Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Parent and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         5.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent or Newco nor the consummation by Parent and Newco of the transactions contemplated hereby will:

                  (a) conflict with or result in any breach of any provision of the Articles of Incorporation or the By-Laws of Parent or the Certificate of Incorporation or the By-Laws of Newco;

                  (b) require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign court or governmental or regulatory authority, except (i) in connection with the applicable requirements of the HSR Act, (ii) pursuant to the applicable requirements of the Exchange Act, (iii) the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (iv) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (v) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (vi) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, individually or in the aggregate, would not have a Parent Material Adverse Effect, or (vii) filings, consents, approvals, orders, registrations and declarations as may be required under the merger notification or foreign investment laws of any foreign country in which Parent or the Company or any of its Subsidiaries conducts any business or owns any assets;

                  (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien or loss of a material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, license, permit, lease, indenture, contract, agreement or other instrument or obligation to which Parent or Newco is a party or by which any of their properties or assets may be bound, except in any such case where requisite waivers or consents have been obtained or which, individually or in the aggregate, would not have a Parent Material Adverse Effect; or

                  (d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective properties or assets, except for violations which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

         5.4 Proxy Statement. None of the information supplied by Parent or Newco in writing for inclusion in the Proxy Statement will, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.5 Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

         5.6 Brokers and Finders. Except for the fees and expenses payable to Salomon Smith Barney Inc., which fees and expenses are reflected in its agreement with Parent and will be paid by Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

         5.7 Share Ownership. Neither Parent nor any of its Subsidiaries or other affiliates beneficially owns directly or indirectly, any Shares.

                                 ARTICLE VI


                    ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 Conduct of Business of the Company.

         The Company agrees that during the period from the date of this Agreement to the Effective Time (unless the Parent shall otherwise agree in writing or except as otherwise permitted by this Agreement or the Distribution Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and key employees and preserve its relationships with customers, suppliers and others having significant business dealings with the Company and its Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or the Distribution Agreement or as set forth in Schedule 6.1, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent:

                  (a) except for Shares to be issued or delivered pursuant to Options outstanding on the date of this Agreement or pursuant to the ESPP, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition, grant or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock outstanding on the date hereof;

                  (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights or stock-based units;

                  (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, except for dividends by a wholly-owned Subsidiary of the Company;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than the Merger or the Spin-Off);

                  (e) adopt any amendments to its certificate or articles of incorporation or by-laws (or similar organizational documents);

                  (f) (A) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except purchases of inventory, components or raw materials in the ordinary course of business consistent with past practice or (iii) all or any portion of the assets of Packaging Dynamics or Packaging Holdings LLC or any interest in Packaging Holdings LLC; or (B) sell, lease, license or otherwise dispose of or subject to any Lien any properties or assets, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (g) (A) other than short-term borrowings incurred in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly-owned Subsidiary of the Company;

                  (h) grant (i) except as set forth on Schedule 6.1, any increases in the compensation of any of its directors or officers, (ii) any increases in the compensation of any of its employees who are parties to any employment or severance agreement set forth on Schedule 4.15, except ordinary course increases in annual base salary in accordance with past practice, or (iii) any incentive compensation award (including equity-based awards) to any of its directors, officers or such employees;

                  (i) pay, agree to pay or award any pension, retirement allowance, severance, termination, incentive or other employee benefit (not required by any of the existing benefit, severance, termination, pension, compensation or employment plans, agreements or arrangements as in effect on the date hereof) to any director or officer, whether past or present;

                  (j) except as may be required to comply with applicable law, become obligated under any new collective bargaining agreement, pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, compensation plan, or similar plan or arrangement, which was not in existence on the date hereof, or amend in any material respect any such agreement, plan or arrangement in existence on the date hereof;

                  (k) except as required to comply with Section 3.6 modify, amend or adjust the terms of any Option;

                  (l) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may be required by a change in GAAP or by operation of law;

                  (m) make any new capital expenditures other than expenditures prior to June 30, 2002 that are less than $1 million individually and less than $15 million in the aggregate;

                  (n) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Reports or incurred in the ordinary course of business consistent with past practice or as required by law, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or
(C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Subsidiary of the Company is a party;

                  (o) except in the ordinary course of business consistent with past practice, make any material change (including failing to renew) in the amount or nature of the insurance policies covering the Company and the Subsidiaries of the Company, other than pursuant to the terms of such existing policies as of the date of this Agreement;

                  (p) amend the Rights Agreement, redeem the Rights or take any action with respect to, or make any determination under, the Rights Agreement; or

                  (q) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         6.2 No Solicitation of Transactions.

                  (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Subsidiary of the Company ("Company Representatives") to, directly or indirectly, (i) solicit or initiate, encourage, or facilitate any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any person other than Parent, Newco or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange
Act) of all or more than 20% of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 20% of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company (a "Competing Transaction"); (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (iii) enter into any agreement with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing sentence, if prior to obtaining the Company Stockholder Approval the Company receives a bona fide, written proposal or offer for a Competing Transaction by a Third Party that did not result from a breach of this
Section 6.2(a), which the Board of Directors of the Company determines in good faith (after consulting the Board of Directors' independent financial advisor and outside counsel) (A) is reasonably likely to result in terms which are more favorable from a financial point of view to the holders of Shares than the Merger and the Spin-Off and the other transactions contemplated by this Agreement and (B) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation) (a "Superior Competing Transaction"), then the Company may, in response to an unsolicited request therefor and subject to compliance with Section 6.2(c), furnish information with respect to the Company and its Subsidiaries to, and participate in discussions and negotiations directly or through its representatives with, such Third Party provided that the Company and such Third Party enter into a confidentiality agreement no less favorable to the Company than the confidentiality agreement entered into between the Company and Parent on November 29, 2001 (the "Confidentiality Agreement"). Without limiting the foregoing, the Company shall be responsible for any action that is in violation of or inconsistent with the restrictions set forth in this Section 6.2(a) by any Company Representative, whether or not such person is purporting to act on behalf of the Company or otherwise. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

                  (b) Except as permitted by Section 3.2(b) or Section 6.2(a), neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger.

                  (c) The Company shall promptly advise Parent orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the knowledge of the Company, any Company Representative, the identity of the person making any such Competing Transaction or inquiry and (ii) the material terms of such Competing Transaction or inquiry. The Company will keep Parent reasonably informed of the status and details of any such Competing Transaction proposal or inquiry in a timely manner.

         6.3 Reasonable Best Efforts.

                  (a) Subject to the terms and conditions herein provided including Section 6.2, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations, filings and submissions (including, but not limited to, (i) filings under the HSR Act and any other submissions requested by the Federal Trade Commission or Department of Justice and (ii) such filings, consents, approvals, orders registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets) and to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Merger, on or before the Termination Date (as defined below), including without limitation defending through litigation on the merits any antitrust, trade regulation or competition claim asserted in any court by any governmental entity (and, in such case, to proceed with the Merger as expeditiously as possible, subject to the other terms and conditions hereof), provided, however that Parent shall not be required to take any action in connection with, or agree to, any hold separate order, sale, divestiture or disposition of plants, assets or businesses of it or of the Company and its Subsidiaries. Subject to applicable laws relating to the exchange of information and in addition to
Section 6.3(b), the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

                  (b) Parent and the Company shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic or foreign). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other of) any communications from or with any governmental authority (whether domestic or foreign) with respect to the Merger or any of the other transactions contemplated by this Agreement,
(ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such governmental authority, (iii) not participate in any meeting with any such governmental authority unless it consults with the other in advance and to the extent permitted by such governmental authority gives the other the opportunity to attend and participate thereat, (iv) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such governmental authority with respect to this Agreement and the Merger, and (v) furnish the other with such necessary information and reasonable assistance as Parent or the Company may reasonably request in connection with its preparation of necessary filings or submissions of information to any governmental authority. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of their materials (Parent or the Company, as the case may be) or its legal counsel.

                  (c) The Company shall give prompt notice to Parent, and Parent or Newco shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.4 Access to Information. The Company shall (and shall cause each of its Subsidiaries to), throughout the period from the date hereof to the Effective Time, afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Representatives"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours and upon reasonable prior notice to its properties, offices, facilities, contracts, commitments, personnel, books and records (including tax returns and supporting work papers) and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Representatives (a) all information concerning its business, properties and personnel as may reasonably be requested, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries, and (b) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement shall apply with respect to information furnished by the Company, its Subsidiaries and the Company's officers, employees, counsel, accountants and other authorized representatives hereunder. Notwithstanding anything to the contrary contained herein, Parent shall not have the right to undertake environmental sampling at the Company's or its Subsidiaries' facilities in connection with Parent's access rights under this Section 6.4.

         6.5 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Merger and shall not issue any such press releases, otherwise make any public announcements or respond to any press inquiries with respect to this Agreement or the transactions contemplated hereby prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system on which such party's securities are listed, in which case the party proposing to issue such press release, make such public announcement or respond to such press inquiry shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements or responding to any such press inquiries.

         6.6 Indemnification of Directors and Officers.

                  (a) Parent and Newco agree that the articles of incorporation or the bylaws of the Surviving Corporation and its subsidiaries immediately after the Effective Time shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the current and former directors, officers, employees, fiduciaries and agents of the Company and its Subsidiaries (the "Indemnified Parties") as those provisions that are set forth in the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company as in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Person with respect to matters occurring at or prior to the Effective Time, including the Merger, unless such modification is required by law; provided, however, that all rights to indemnification in respect of any claims (each, a "Claim") asserted or made within such period shall continue until the disposition of such Claim. For a period of six years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect the existing directors' and officers' liability insurance and fiduciary insurance policies covering those persons who are currently covered by the policies currently maintained by the Company with an amount of coverage not less than 100% of the amount of existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than 100% of the amount of existing coverage, than the policies which are currently maintained by the Company, with respect to claims arising from facts or events which occurred at or before the Effective Time, so long as such policies are available for an annual premium which is no more than 200% of the current annual premium for the existing policies; provided, that if such policies are not available for an annual premium of no more than 200% of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of 200% of the current annual premium shall be obtained, provided, further, that at Parent's election, Parent may meet its obligations under the second sentence of this
Section 6.6(a) by covering the Indemnified Parties under Parent's insurance policy or policies on the terms described in this Section 6.6(a).

                  (b) The Surviving Corporation shall indemnify and hold harmless (and shall advance expenses as incurred to), to the fullest extent permitted under applicable law, each Indemnified Party against any reasonable expenses (including reasonable attorneys' fees and disbursements), judgments, penalties, fines and settlements in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of any of the transactions contemplated hereby, and in the event of any such proceeding (whether arising before or after the Effective Time), the parties hereto will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further, that the Surviving Corporation shall not be obligated to pay the fees and disbursements of more than one counsel (together with local counsel) for all Indemnified Parties in any single claim, action, suit, proceeding or investigation, unless, based upon advice of counsel to any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

                  (c) This Section 6.6 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.6.

                  (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.6.

                  (e) To the extent permitted by law, all rights of indemnification for the benefit of any Indemnified Party shall be mandatory rather than permissive.

         6.7 Employees.

                  (a) For the period from the Effective Time through and including December 31, 2002, Parent and the Surviving Corporation agree to provide employee benefit plans, programs, arrangements and policies for the benefit of employees of the Company and its Subsidiaries that in the aggregate are no less favorable to such employees than the Company Plans in effect immediately prior to the Effective Time; provided that this provision shall cease to apply to any employee whose employment is transferred to an unrelated person in connection with a disposition of any of the Surviving Corporation's operations prior to December 31, 2002. In the case of benefit plans and programs under which benefits are paid or determined by reference to the value of Shares, Parent agrees that such benefits shall be paid or determined by reference to the value of shares of common stock of Parent in an equitable manner. It is understood that Parent and the Surviving Corporation intend to consolidate the Company's employee benefit plans, programs, arrangements and policies with its own. All service credited to each employee by the Company through the Effective Time shall be recognized by Parent and the Surviving Corporation for all purposes, including for purposes of eligibility, vesting and benefit accruals under any employee benefit plan (excluding, however, benefit accrual under any defined benefit plans) under the plans of Parent or the Surviving Corporation in which each such employee is eligible to participate after the Effective Time. Without limiting the foregoing, Parent and the Surviving Corporation shall not treat any Company employee as a "new" employee for purposes of any pre-existing condition exclusions, waiting periods, evidence of insurability requirements or similar provision under any health or other welfare plan, and will make appropriate arrangements with its insurance carrier(s), to the extent applicable, to ensure such result.

                  (b) Parent and the Surviving Corporation hereby agree to honor and assume the employment agreements, executive termination agreements and individual benefit arrangements listed on Schedule 6.7(b), all as in effect at the Effective Time. Nothing herein shall prohibit
Parent or its affiliates from amending, modifying or terminating any benefit plan, program or arrangement in accordance with its terms or from terminating the employment of any employee of the Company or its Subsidiaries.

                  (c) The Company shall take such action (including amendment) with respect to the ESPP as necessary to provide that no new Offering Period (as defined therein) shall commence after the date hereof. If any options granted under the ESPP are outstanding at the Effective Time, amounts contributed by ESPP participants shall be promptly refunded to them after the Effective Time in accordance with the terms of the ESPP.

         6.8 Spin-Off.

                  (a) The Company shall use reasonable best efforts to satisfy the conditions to the Spin-Off set forth in Section 3.02 of the Distribution Agreement and shall effect the Spin-Off if such conditions have been satisfied. The Company shall cause Packaging Dynamics to comply with its obligations under the Distribution Agreement. Notwithstanding anything in this Section 6.8 to the contrary, the parties acknowledge and agree that this Section 6.8 shall not require the Company or Packaging Dynamics to waive any condition to the Spin-Off set forth in the Distribution Agreement.

                  (b) The Company shall keep Parent informed on a regular basis concerning material developments in the transactions contemplated by the Distribution Agreement and the Distribution Ancillary Agreements and the means by which such transactions are effected. Without the prior written consent of Parent, neither the Company nor any of its Subsidiaries who are parties thereto shall amend or waive any of the terms or conditions of the Spin-Off Agreements.

                  (c) The parties agree that, for all tax purposes, the Merger and Distribution shall be treated with respect to Company stockholders as an integrated transaction and that the Distribution will be treated as a redemption of outstanding Shares in connection with a complete termination of the Company stockholders' interest in the Company. Parent and the Company shall file all tax returns consistent with such treatment and shall take no position that is inconsistent with such treatment in any audit, litigation or other proceeding.

         6.9 Tax Covenants. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) promptly notify Parent of any material suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any tax and
(ii) not make any tax election or settle or compromise any tax liability or refund, consent to any extension or waiver of the statute of limitations period applicable to any tax claim or action, if any such election, settlement, compromise, consent or other action would have the effect of increasing the tax liability or reducing any net operating loss, foreign tax credit, net capital loss or any other credit or tax attribute of the Company or any of the Subsidiaries of the Company (including deductions and credit related to alternative minimum taxes), in each case without the prior written consent of Parent unless such election, settlement, compromise, consent or other action, (A) is consistent with prior actions of the Company or any of its Subsidiaries, (B) is required by law, or (C) individually or in the aggregate, would not constitute a Company Material Adverse Effect.

                                ARTICLE VII

                  CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) Injunction. There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction which has the effect of preventing the consummation of the Merger substantially on the terms contemplated hereby; provided, however, that prior to invoking this condition each party shall use its reasonable best efforts to have any such decree, ruling, injunction or order vacated.

                  (c) Governmental Filings and Consents. The waiting periods under the HSR Act shall have expired or been terminated. All other consents, approvals, authorizations or permits of, or filings with or notifications to, any federal, state, local or foreign governmental or regulatory authority, domestic or foreign, or any court of competent jurisdiction legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained or made and be in effect at the Effective Time, except where the failure to obtain any such consent or make any such filing, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (d) Completion of Spin-Off. The Spin-Off shall have been consummated in accordance with the terms and subject to the conditions set forth in the Distribution Agreement.

         7.2 Conditions to the Company's Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) The representations and warranties of Parent and Newco contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

                  (b) Parent and Newco shall have performed and complied with in all material respects their obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

         7.3 Conditions to Parent's and Newco's Obligations to Effect the Merger. The obligations of Parent and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and the Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

                  (b) The Company shall have performed and complied with in all material respects its obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

                  (c) No Distribution Date (as defined in the Rights Agreement) shall have occurred.

                                ARTICLE VIII

                       TERMINATION; AMENDMENT; WAIVER

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of Parent and the Company.

         8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by Parent or the Company if (i) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action having the effect set forth in
Section 7.1(b) and such order, decree, ruling or other action shall have become final and nonappealable or (ii) the Company Stockholder Approval shall not have been received at the Stockholders Meeting duly called and held, or (iii) the Effective Time shall not have occurred on or before September 18, 2002 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this Section 8.2(iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date.

         8.3 Termination by Parent. This Agreement may be terminated by Parent prior to the Effective Time, if (i) the Company shall have failed to perform in any material respect any of its obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within 30 days after the receipt by the Company of written notice of such failure, (ii) any representation or warranty of the Company contained in this Agreement shall not be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms, and except for those representations which address matters only as of a particular date, which shall remain true and correct as of such date); provided, that such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after the receipt by the Company of written notice of such failure or (iii) the Board of Directors of the Company withdraws or modifies or amends its recommendation of this Agreement or the Merger in a manner adverse to Parent or Newco.

         8.4 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned at any time prior to the Effective Time if (i) Newco or Parent shall have failed to perform in any material respect any of their obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within 30 days after the receipt by Parent of written notice of such failure, (ii) any representation or warranty of Newco or Parent contained in this Agreement shall not be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms, and except for those representations which address matters only as of a particular date, which shall remain true and correct as of such date), except, in any case, such failures to be true and correct which are not reasonably likely to adversely affect Parent's or Newco's ability to consummate the Merger; provided, that such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after receipt by Parent of written notice of such failure or (iii) the Board of Directors of the Company has provided written notice to Parent that the Company intends to enter into a binding written agreement for a Superior Competing Transaction; provided, however, that: (A) the Company shall have complied with Section 6.2 in all material respects; (B) the Board of Directors of the Company shall have reasonably concluded in good faith (prior to giving effect to any offer which may be made to the Company by Parent pursuant to clause (C) below) in consultation with its financial advisors and outside counsel, that such proposal is a Superior Competing Transaction; (C) Parent does not make, within four business days after receipt of the Company's written notice referred to above in this clause
(iii) an offer that the Board of Directors of the Company shall have reasonably concluded in good faith in consultation with its financial advisors and outside counsel is more favorable to the stockholders of the Company than the Superior Competing Transaction; and (D) the Company Stockholder Approval has not been obtained; provided, that it shall be a condition to termination pursuant to this Section 8.4(iii) that the Company shall have made the payment of the fee to Parent required by Section 8.5(b).

         8.5 Effect of Termination. (a) In the event of the termination and abandonment of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 8.5 and the provisions of Sections 4.16, 5.6, 9.1 and 9.2 and the second and third sentences of Section 6.4. Nothing contained in this Section 8.5 shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement contained in this Agreement.

         (b) In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

                  (i)      by Parent pursuant to Section 8.3(iii);

                  (ii)     by the Company pursuant to Section 8.4(iii); or

                  (iii)    by either Parent or the Company pursuant to
                           Section 8.2(ii) or 8.2(iii) if after the date hereof and prior to such termination the Company receives a proposal or offer for a Competing Transaction on terms which are more favorable from a financial point of view to the holders of the Shares than the Merger and the Spin-Off (an "Alternative Transaction") and within 12 months after termination of this Agreement pursuant to
                           Section 8.2(ii) or 8.2(iii) the Company either
                           (A) enters into a definitive agreement in respect of, or approves or recommends or completes an Alternative Transaction, or (B) agrees or resolves to do the foregoing, provided, however, that in no event shall the Company be obligated to pay more than one such fee with respect to all such occurrences and such termination.

then the Company shall make payment to Parent by wire transfer of immediately available funds of a fee in the amount equal to $9,000,000, in the case of clause (i) above, within two business days following such termination, or, in the case of clause (ii) above, concurrently with such termination, or, in the case of clause (iii) above, not later than the earliest of the date of such definitive agreement, approval, recommendation, agreement or resolution.

         8.6 Extension; Waiver. At any time prior to the Effective Time, each of Parent, Newco and the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                 ARTICLE IX


                         MISCELLANEOUS AND GENERAL

         9.1 Payment of Expenses. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that Parent shall pay any and all transfer taxes (including without limitation, any real property gains taxes), if any, for which the stockholders of the Company are liable as a result of the transactions contemplated by this Agreement.

         9.2 Survival of Representations and Warranties; Survival of Confidentiality. The representations and warranties made herein, other than Sections 4.16 and 5.6, or in any instrument delivered pursuant to this Agreement shall not survive beyond the earlier of (i) the termination of this Agreement and (ii) the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

         9.3 Modification or Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made which changes the consideration payable in the Merger or by law otherwise requires further approval of the Company's stockholders hereunder without the approval of such stockholders.

         9.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         9.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

                  (a) If to the Company, to

                         Ivex Packaging Corporation
                         100 Tri-State Drive, Suite 200
                         Lincolnshire, Illinois 60069
                         Attention:  Frank V. Tannura
                                     Executive Vice President and
                                     Chief Financial Officer
                         (847) 945-9100 (telephone)
                         (847) 945-9184 (telecopier)

                         with a copy to:

                         Skadden, Arps, Slate, Meagher
                           & Flom (Illinois)
                         333 West Wacker Drive
                         Chicago, Illinois 60606
                         Attention:  William R. Kunkel, Esq.
                         (312) 407-0700 (telephone)
                         (312) 407-0411 (telecopier)

                  (b) If to Parent or Newco, to

                         Alcoa Inc.
                         390 Park Avenue
                         New York, New York 10022-4608
                         Attention:  Lawrence R. Purtell, Esq.
                         (212) 836-2650 (telephone)
                         (212) 836-2844 (telecopier)

                         with a copy to:

                         Cravath, Swaine & Moore
                         825 Eighth Avenue
                         New York, New York 10019
                         Attention:  Robert I. Townsend, III
                         (212) 474-1964 (telephone)
                         (212) 474-3700 (telecopier)

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         9.8 Entire Agreement; Assignment. (a) This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Newco may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein; provided further that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  (b) Until the termination of this Agreement, Parent shall not be subject to the seventh paragraph of the Confidentiality Agreement.

                  (c) The first two sentences of the twelfth paragraph of the Confidentiality Agreement are hereby deleted.

         9.9 Parties in Interest. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.6 shall inure to the benefit of and be enforceable by the Indemnified Parties.

         9.10 Certain Definitions. As used herein:

                  (a) "Company Material Adverse Effect" shall mean any adverse change, effect, event, occurrence or state of facts (A) affecting the financial condition, business, assets, properties or results of operations of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole, or (B) which would prevent the Company from consummating the Merger, the Spin-Off and the other transactions contemplated by this Agreement and the Spin-Off Agreements which has occurred or would reasonably be expected to occur as a result of any such change, effect, event, occurrence or state of facts, excluding in each case (i) any changes or effects resulting from general changes in economic, market, regulatory or political conditions, (ii) changes in conditions generally applicable to the industries in which the Company and its Subsidiaries are involved or (iii) changes or effects resulting from the announcement or pendency of the merger agreement or related transactions, including, without limitation, the impact thereof on relationships with customers, suppliers or employees.

                  (b) "Parent Material Adverse Effect" shall mean any adverse change, effect, event, occurrence or state of facts resulting in a material adverse change in the ability of Parent to consummate the Merger and other transactions contemplated by this Agreement, which has occurred or would reasonably be expected to occur as a result of any such change, effect, event, occurrence or state of facts.

                  (c) "Subsidiary" shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity, provided, however, that for purposes of this Agreement, Packaging Dynamics shall not be deemed to be a Subsidiary of the Company.

                  (d) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

         9.11 Obligation of Parent. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Newco to take such action and a guarantee of the performance thereof.

         9.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon such determination that any term or provision is illegal, invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.13 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         9.14 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the exclusive jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Confidentiality Agreement or any transaction contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement, the Confidentiality Agreement or any transaction contemplated by this Agreement in any court other than any Delaware state court or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement, the Confidentiality Agreement or any transaction contemplated by this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                    IVEX PACKAGING CORPORATION


                                    By: /s/ Frank V. Tannura
                                       --------------------------------------
                                       Name:  Frank V. Tannura
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    ALCOA INC.


                                    By: /s/ William E. Leahy, Jr.
                                       -------------------------------------
                                       Name:  William E. Leahy, Jr.
                                       Title: Executive Vice President


                                    AI MERGER SUB INC.


                                    By: /s/ William E. Leahy, Jr.
                                       -------------------------------------
                                       Name:  William E. Leahy, Jr.
                                       Title: Authorized Signatory






                                                                  EXHIBIT A

                    Form of Certificate of Incorporation
                        of the Surviving Corporation


                  FIRST: The name of the corporation (hereinafter called the "Corporation") is Ivex Packaging Corporation.

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

                  FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                  SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may be hereinafter amended. If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of the directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  SEVENTH:

                  7.1 To the fullest extent permitted by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article SEVENTH.

                  7.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law of the State of Delaware such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                  7.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article SEVENTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this certificate of incorporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  7.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article SEVENTH shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                  7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article SEVENTH, the Bylaws of the Corporation or under Section 145 of the General Corporation Law of the State of Delaware or any other provision of law.

                  7.6 The provisions of this Article SEVENTH shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article SEVENTH is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article SEVENTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  7.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article SEVENTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                  7.8 Any director or officer of the Corporation serving in any capacity for (a) another corporation, partnership, limited liability company or other legal entity of which the Corporation holds, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote in the election of the board of directors or similar governing body of such corporation, partnership, limited liability company or other legal entity or (b) any employee benefit plan of the Corporation or any corporation, partnership, limited liability company or other legal entity referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                  7.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article SEVENTH may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  EIGHTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.